SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Synthetic Fixed-Income Securities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2316339
(State of incorporation or organization)	(IRS Employer Identification No.)
One Wachovia Center 301 S. College St. 30th Floor Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1,371,492 6.70% STRATSSM Callable Class A Certificates, Series 2007-1 with a principal amount of $34,287,300
(the "Certificates")	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Class A Certificates"; "ERISA Considerations"; and "Material Federal Income Tax Consequences" in Registrant’s Prospectus Supplement dated July 13, 2007, and "Risk Factors"; "Description of the Certificates"; and "Material Federal Income Tax Consequences" in Registrant’s Prospectus, dated June 28, 2007, which description is incorporated herein by reference.

Item 2.	Exhibits.

1.     Restated Certificate of Incorporation of the Registrant is set forth as Exhibit 3.1 to the Registration Statement, as amended, on Form S-3 (No. 333-135656) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "1933 Act", as amended, on September 28, 2006 (the "Registration Statement") and is incorporated herein by reference.

2.            By-laws of the Registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3.            Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

4.            Form of Series Supplement to Trust Agreement is set forth as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

5.            The prospectus, dated June 28, 2007 (the "Base Prospectus"), relating to the Trust, and the preliminary prospectus supplement, dated June 28, 2007, relating to the Certificates, each filed with the Commission on June 29, 2007 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and is incorporated herein by reference.

6.            The prospectus supplement, dated July 13, 2007, relating to the Certificates, filed with the Commission on July 16, 2007 pursuant to Rule 424(b)(2) promulgated under the 1933 Act and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYNTHETIC FIXED-INCOME SECURITIES, INC.

Date: July 16, 2007
By:/s/ James Whang___________
Name: James Whang
Title: Authorized Signatory

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Exhibit Index

1.     Restated Certificate of Incorporation of the Registrant is set forth as Exhibit 3.1 to the Registration Statement, as amended, on Form S-3 (No. 333-135656) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "1933 Act", as amended, on September 28, 2006 (the "Registration Statement") and is incorporated herein by reference.

2.            By-laws of the Registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3.            Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

4.            Form of Series Supplement to Trust Agreement is set forth as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

5.            The prospectus, dated June 28, 2007 (the "Base Prospectus"), relating to the Trust, and the preliminary prospectus supplement, dated June 28, 2007, relating to the Certificates, each filed with the Commission on June 29, 2007 pursuant to Rule 424(b)(5) promulgated under the 1933 Act, and is incorporated herein by reference.

6.            The prospectus supplement, dated July 13, 2007, relating to the Certificates, filed with the Commission on July 16, 2007 pursuant to Rule 424(b)(2) promulgated under the 1933 Act and is incorporated herein by reference.

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